Exhibit 99.1

[Logo]

For Release Oct. 23 at 4 pm EST

DIGITAL INSIGHT SIGNS DEFINITIVE AGREEMENT TO

ACQUIRE MAGNET COMMUNICATIONS, INC.

Creates Powerful Leader in Online Cash Management and Strengthens

Digital Insight’s Presence in Large Bank Market

CALABASAS, Calif. (October 23, 2003) – Digital Insight® Corp. (Nasdaq: DGIN) (www.digitalinsight.com), a leading Internet banking provider, announced today that it has signed a definitive agreement to acquire Magnet Communications, Inc. in a cash and stock transaction expected to close during the fourth quarter ending December 31, 2003. Magnet is a leading provider of online cash management and business banking solutions to a premier client base of large and mid-tier financial institutions including ABN AMRO Services Company, Bank of America, Commerce Bancorp, Inc., Silicon Valley Bank and SunTrust Banks, Inc. Acquiring Magnet will enable Digital Insight to offer market-leading cash management solutions for the entire business banking market, from small businesses to large corporations.

Magnet’s revenues for the 12 months ended September 30, 2003 were approximately $17 million, up more than 25% versus the 12-months ended September 30, 2002.

Market research firm Celent Communications, in a recent report, highlighted Magnet as a leading vendor of online corporate cash management solutions that offers “the most comprehensive set of features and functionality” for financial institutions with over $5 billion in assets. To provide maximum flexibility to clients, financial institutions can deploy Magnet solutions on an outsourced basis within the company’s data center or as a licensed software implementation.

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Digital Insight chairman, president and CEO Jeff Stiefler commented, “This acquisition will accomplish two very important strategic goals for Digital Insight: it will make us a clear market leader in one of the fastest growing segments of the online financial services business, and it significantly strengthens our ability to serve the country’s largest financial institutions. The transaction will also allow Magnet to combine its best-of-breed cash management solution with the balance sheet strength that is critically important to large financial institutions.”

“Moreover,” Stiefler added, “the acquisition will allow Digital Insight to be the only provider to offer a complete set of cash management products to financial institutions of all sizes serving the full range of business customers from very small businesses to large corporations.”

Magnet president and CEO Steve Gordon commented, “Digital Insight was the pioneer of Internet banking, and has become the clear market leader in a business where scale is paramount. Renowned customer service and a differentiated offering make Digital Insight the obvious partner of choice to enhance our growth potential. Employees, partners and clients will all benefit from the company’s broad capabilities, financial strength, and focused commitment to online banking and cash management.”

Transaction Terms and Financial Outlook

The purchase consideration includes 1.45 million shares of Digital Insight common stock and $33.5 million in cash. The number of shares to be issued by Digital Insight is subject to adjustment as set forth in the merger agreement. The cash portion will be funded by Digital Insight’s strong balance sheet, which included $88.2 million in cash and investments at September 30, 2003 and no debt. The transaction, approved by the boards of both companies and the stockholders of Magnet, remains subject to regulatory approvals.

Digital Insight expects the transaction to be neutral to slightly accretive to pro forma EPS in 2004, excluding non-cash charges to amortize certain acquired intangible assets.

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Digital Insight to Host Investor Webcast to Discuss Magnet Acquisition and Third Quarter Results

Digital Insight will host a live webcast to discuss today’s announcement, and will include a presentation with transaction highlights that will be made available in connection with the webcast. The webcast is scheduled for 5:00 p.m. EDT on October 23, 2003, and is accessible at www.digitalinsight.com. The webcast will contain forward-looking statements and other material information.

About Magnet

Magnet Communications, Inc. is a leading provider of Web-based business banking solutions for financial institutions of all sizes. From a single, integrated platform financial institutions can deliver an intuitive, easy-to-use solution for small businesses, a sophisticated solution tailored to large corporations and the right mix of services for middle market customers. Financial institutions can deliver Magnet’s business banking solutions through the company’s state-of-the-art data center or through a licensed in-house implementation, both supported by Magnet’s superior integration expertise, ongoing customer support and critical disaster recovery services that deliver consistent performance. Magnet’s private equity investors include Conning Capital Partners, Coral Ventures and Saints Ventures. Founded in 1995, Magnet Communications is headquartered in Atlanta. For more information call (404) 892-9300.

About Digital Insight

Digital Insight® Corporation is a leading Internet banking provider for visionary financial institutions. Through its comprehensive portfolio of outsourced, Internet-based financial products and services built upon the company’s unique architecture, Digital Insight enables banks and credit unions to become the trusted transaction hub for their retail and commercial customers. Digital Insight provides retail and commercial Internet banking, electronic bill payment and presentment, eCommerce portal technology, wireless channel delivery, advanced targeted marketing, website development and maintenance, as well as online and call center lending services. Each Digital Insight product and service reinforces the brands of its client financial institutions.

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Safe Harbor Statement under the Private Litigation Reform Act of 1995

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of expected synergies, accretion, timing of closing, impact of the proposed acquisition to future earnings and operations, industry ranking, execution of integration plans, and the potential growth of the Company’s market share are all forward-looking statements. Risks, uncertainties and assumptions include the possibility that the market for the sale of certain products and services may not develop as expected; that development of these products and services may not proceed as planned; that the transaction does not close as expected or at all, or that the companies may be required to modify aspects of the transaction based on changed circumstances; that prior to the closing of the proposed acquisition, the businesses of the companies suffer due to uncertainty; that the parties are unable to transition customers, successfully execute their integration strategies, effectively manage geographically diverse organizations, or achieve planned synergies; and other risks that are described from time to time in Digital Insight’s Securities and Exchange Commission reports (including but not limited to the annual report on Form 10-K for the year ended Dec. 31, 2002, and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Digital Insight’s results could differ materially from its expectations in these statements. Digital Insight assumes no obligation and does not intend to update these forward-looking statements.

CONTACTS:

Digital Insight

CORPORATE COMMUNICATIONS	INVESTOR RELATIONS

Jyoti Nanda	Erik Randerson
Corporate Communications	Investor Relations
Digital Insight	Digital Insight
(888) 344-4674 ext. 86048	(818) 878-6615
press.releases @digitalinsight.com	investor@digitalinsight.com

Kelly Harviel
Magnet Communications
(404) 260-4756
kelly.harviel@magnetbanking.com